Exhibit 99.1
November 2, 2006
MEDIA CONTACT: Rose B. Cummings, APR
Executive Director of Corporate Communications
(704) 858-5199
media@suncom.com
ANALYST CONTACT: Steven M. Somers, CFA
Executive Director of Investor Relations
& Corporate Development
(610) 651-5900
ssomers@suncom.com
SunCom Wireless Reports Third Quarter 2006 Results
23 Percent Boost in Adjusted EBITDA and 3.2 Percent Increase in ARPU
BERWYN, Pa. — SunCom Wireless Holdings, Inc. (NYSE: TPC) today reported 2006 third quarter financial results, which reflected higher average revenues per user (ARPU), an increase in the number of subscribers and higher roaming revenues as compared to the second quarter of 2006. These factors contributed to Adjusted EBITDA of $30.2 million compared with $24.5 million in the second quarter of 2006, while net cash used in operating activities improved to $5.3 million from $21.2 million in the second quarter.
During the quarter, the company added a net 15,387 subscribers on gross additions of 105,564. Monthly churn was 2.9 percent, up from 2.2 percent in the second quarter of 2006. Approximately 25 percent of the increased churn was due to the planned decommissioning of SunCom’s domestic TDMA — Time Division Multiple Access — network. Additionally, the temporary deployment of service representatives to help with the transition of customers from the TDMA network had a negative impact on churn related to non-TDMA customers.
SunCom transitioned more than 40,000 subscribers from its TDMA network to the GSM — Global System for Mobile Communications — network, the most popular standard for mobile phones in the world. Most of the 40,000 were not under long-term contracts and SunCom successfully transitioned 84 percent of these subscribers into a one or two-year agreement on the GSM network.
Deactivations due to the TDMA conversion were 13,667 in the third quarter as compared to 8,055 in the second quarter of 2006. “Any time you require customers to change technology, it has a negative impact on your customer service support system, even when the outcome is positive — that is, converting subscribers to long-term contracts and replacing out-of-date handsets with newer versions,” said Bill Robinson, executive vice president of operations.
ARPU increased 3.2 percent to $54.56 from $52.89 in the second quarter of 2006, driven by a combination of higher access revenues, increased feature revenues and seasonal increases in customer usage and roaming charges.
The ARPU gain along with the higher subscriber count produced a 4.1 percent increase in service revenues to $171.1 million from $164.4 million in the second quarter.
“The positive third quarter results are another indication that SunCom is making gains in growing its cash flows and building its subscriber base,” said Chairman and Chief Executive Officer Michael E. Kalogris. “Our Associates have done a fantastic job of positioning SunCom as a viable competitor in a very tough industry.”
He added, “The third quarter demonstrated SunCom has a solid foundation from which to generate additional growth, and we are looking forward to an exciting fourth quarter.”
SunCom recently launched a fresh marketing campaign featuring new equipment offerings and promotional rate plans and new television advertising. Additionally, SunCom successfully launched a new prepaid product — GoodCall — during the quarter.
Financial Highlights: (Refer to Schedule 1 for a reconciliation of non-GAAP financial measures)
•	Adjusted EBITDA in the third quarter was $30.2 million, a 23.2 percent increase from $24.5 million reported in the second quarter of 2006. Net cash used in operating activities was $5.3 million in the third quarter of 2006 compared with a use of $21.2 million in the second quarter of 2006.

•	ARPU increased sharply to $54.56 from $52.89 in the second quarter of 2006, which reflected a combination of higher access revenues, increased feature revenues as well as seasonal increases for customer usage and roaming charges.

•	Service revenues increased 4.1 percent to $171.1 million from $164.4 million in the second quarter of 2006, reflecting a higher ARPU and the greater number of subscribers in the quarter.

•	Roaming revenues were $23.5 million compared to $19.5 million in the second quarter of 2006. The quarter-to-quarter increase was due to a higher volume of minutes. Total roaming minutes of use — MOUs — were 296 million compared to 256 million in the second quarter 2006.

•	Monthly churn was 2.9 percent compared with 2.2 percent in the second quarter of 2006. This increase was due, in part, to the planned decommissioning of SunCom’s TDMA network.

•	Cost of service for the third quarter of 2006 was $66.7 million, unchanged from the second quarter. Lower cell site expenses, primarily from the decommissioning of the TDMA network, were responsible for the flat quarter-over-quarter costs, despite the company’s higher subscriber count. Average home MOUs for the quarter were 1,459 compared with 1,455 in the prior quarter.

•	Total cost of equipment was $38.0 million compared with $32.3 million in the second quarter of 2006. The increase in the third quarter compared to the second quarter was due to higher gross additions and increased handset upgrades related to retention programs.

•	Costs per gross addition (CPGA) of $400 declined from $409 in the second quarter due to increased leverage on advertising and fixed costs from higher gross additions.

•	Capital expenditures in the quarter were $7.3 million versus $34.9 million a year ago.

•	The company ended the quarter with $236.2 million in cash and short-term investments.
About SunCom Wireless
SunCom Wireless is a leader in offering digital wireless communications services to consumers in the Southeastern United States, Puerto Rico and the U.S. Virgin Islands. With more than 1 million subscribers, SunCom is committed to being a different kind of wireless company focused on treating customers with respect, offering simple, straightforward plans and providing access to the largest GSM network and the latest technology choices. SunCom Wireless is a proud provider of Wireless AMBER Alerts. For more information about SunCom products and services, visit www.suncom.com or call 877-CALL-SUN (1-877-225-5786).

SUNCOM WIRELESS HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except par value)
(Unaudited)

	September 30,	December 31,
	2006	2005
ASSETS:
Current assets:
Cash and cash equivalents	$19,873	$16,083
Short-term investments	214,700	334,046
Restricted cash and restricted short-term investments	1,645	—
Accounts receivable, net of allowance for doubtful accounts of $8,368 and $12,352, respectively	86,775	82,898
Accounts receivable — roaming partners	17,433	18,188
Inventory	28,220	23,930
Prepaid expenses	19,183	13,492
Assets held for sale	11,446	—
Other current assets	13,459	12,476

Total current assets	412,734	501,113
Long-term assets:
Property and equipment, net	484,900	650,284
Intangible assets, net	806,825	844,498
Other long-term assets	5,037	4,324

Total assets	$1,709,496	$2,000,219

LIABILITIES AND STOCKHOLDERS’ DEFICIT:
Current liabilities:
Accounts payable	$93,200	$97,355
Accrued liabilities	86,563	89,365
Current portion of long term debt	2,810	2,786
Other current liabilities	24,756	23,271

Total current liabilities	207,329	212,777
Long-term debt:
Capital lease obligations	608	864
Senior secured term loan	243,125	245,000
Senior notes	714,034	713,148

Total senior long-term debt	957,767	959,012
Subordinated notes	731,843	730,339

Total long-term debt	1,689,610	1,689,351
Deferred income taxes, net	139,412	128,419
Deferred revenue	1,871	1,809
Deferred gain on sale of property and equipment	46,725	48,530
Other	2,648	2,483

Total liabilities	2,087,595	2,083,369
Commitments and contingencies	—	—
Non-controlling interest — variable interest entity	—	116

Stockholders’ deficit
Series B Preferred Stock, $0.01 par value, 50,000,000 shares authorized; no shares issued or outstanding as of September 30, 2006 and December 31, 2005	—	—
Series C Convertible Preferred Stock, $0.01 par value, 3,000,000 shares authorized; no shares issued or outstanding as of September 30, 2006 and December 31, 2005	—	—
Preferred stock, $0.01 par value, 17,000,000 shares authorized; no shares issued or outstanding as of September 30, 2006 and December 31, 2005	—	—
Class A Common Stock, $0.01 par value, 520,000,000 shares authorized; 65,112,383 shares issued and 63,483,732 shares outstanding as of September 30, 2006 and 64,030,417 shares issued and 62,743,080 shares outstanding as of December 31, 2005	635	627
Class B Non-voting Common Stock, $0.01 par value, 60,000,000 shares authorized; 7,926,099 shares issued and outstanding as of September 30, 2006 and December 31, 2005	79	79
Additional paid-in capital	611,468	607,849
Accumulated deficit	(988,540)	(690,446)
Class A common stock held in trust	(173)	(145)
Deferred compensation	173	145
Class A common stock held in treasury, at cost (1,628,651 and 1,287,337 shares, respectively)	(1,741)	(1,375)

Total stockholders’ deficit	(378,099)	(83,266)

Total liabilities and stockholders’ deficit	$1,709,496	$2,000,219

SUNCOM WIRELESS HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Revenues:
Service	$171,106	$156,087	$491,003	$485,415
Roaming	23,503	34,287	64,488	81,096
Equipment	24,445	24,113	72,143	64,809

Total revenue	219,054	214,487	627,634	631,320

Operating expenses:
Cost of service	66,691	70,082	201,356	196,886
Cost of equipment	38,003	45,210	109,494	129,367
Selling, general and administrative	84,419	95,078	256,431	268,225
Termination benefits and other-related charges	380	—	1,936	—
Depreciation and asset disposal	21,459	70,072	209,415	178,370
Amortization	9,202	14,288	31,395	46,860

Total operating expenses	220,154	294,730	810,027	819,708

Loss from operations	(1,100)	(80,243)	(182,393)	(188,388)

Interest expense	(38,454)	(37,569)	(114,437)	(111,572)
Other expense	—	(166)	—	(314)
Interest and other income	3,210	4,102	10,617	10,976

Loss before taxes	(36,344)	(113,876)	(286,213)	(289,298)
Income tax provision	(4,138)	(3,403)	(11,881)	(11,408)

Net loss applicable to common stockholders	($40,482)	($117,279)	($298,094)	($300,706)

Net loss applicable to common stockholders per common share (Basic and Diluted)	($0.59)	($1.73)	($4.34)	($4.43)

Weighted average common shares outstanding (Basic and Diluted)	68,908,901	68,199,099	68,653,797	67,964,496

SUNCOM WIRELESS HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(Unaudited)

	Nine Months Ended September 30,
	2006	2005
Cash flows from operating activities:
Net loss	($298,094)	($300,706)
Adjustments to reconcile net loss to net cash used in operating activities, net of effects from acquisitions and divestitures:
Depreciation, asset disposal and amortization	240,810	225,230
Deferred income taxes	10,993	10,201
Accretion of interest	3,498	3,648
Bad debt expense	15,899	7,613
Non-cash compensation	3,627	7,809
Other non-operating losses	—	314

Change in operating assets and liabilities:
Accounts receivable	(20,603)	(2,802)
Inventory	(4,290)	(1,171)
Prepaid expenses and other current assets	(7,319)	(20,398)
Intangible and other assets	(657)	706
Accounts payable	(1,672)	16,665
Accrued payroll and liabilities	(6,000)	(491)
Deferred revenue	3,493	(1,949)
Accrued interest	15,970	15,465
Other liabilities	(3,679)	(568)

Net cash used in operating activities	(48,024)	(40,434)

Cash flows from investing activities:
Purchase of available for sale securities	(589,854)	(1,429,350)
Proceeds from sale of available for sale securities	708,200	1,508,000
Proceeds from sale of assets	2,284	47,858
Refund of FCC license deposit	—	6,552
Payment of direct costs on business transactions	(389)	(1,055)
Capital expenditures	(49,429)	(78,172)
Other	(172)	(61)

Net cash provided by investing activities	70,640	53,772

Cash flows from financing activities:
Payments under senior secured term loan	(1,875)	(1,875)
Change in bank overdraft	(12,772)	(752)
Principal payments under capital lease obligations	(227)	(897)
Payment of direct costs on business transaction	(3,586)	—
Purchase of treasury stock	(366)	—
Other	—	(28)

Net cash used in financing activities	(18,826)	(3,552)

Net increase in cash and cash equivalents	3,790	9,786

Cash and cash equivalents, beginning of period	16,083	10,509

Cash and cash equivalents, end of period	$19,873	$20,295

SCHEDULE 1
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
We utilize certain financial measures that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP, to assess our financial performance. A non-GAAP financial measure is defined as a numerical measure of a company’s financial performance that (i) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the comparable measure calculated and presented in accordance with GAAP in the statement of income or statement of cash flows; or (ii) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the comparable measure so calculated and presented. Our method of computation may or may not be comparable to other similarly titled measures of other companies. The following tables reconcile our non-GAAP financial measures with our financial statements presented in accordance with GAAP.

	Three Months Ended		Nine Months Ended		Three Months Ended
	September 30,		September 30,		June 30,
Adjusted EBITDA	2006	2005	2006	2005	2006
			(Dollars in thousands)
Net cash provided by (used in) operating activities	($5,299)	$2,895	(48,024)	($40,434)	($21,167)
Change in operating assets and liabilities	6,949	(26,264)	24,757	(5,457)	15,867
Deferred income taxes	(3,822)	(2,577)	(10,993)	(10,201)	(3,820)
Interest expense	38,454	37,569	114,437	111,572	38,180
Accretion of interest	(1,209)	(1,472)	(3,498)	(3,648)	(1,128)
Interest and other income	(3,210)	(4,102)	(10,617)	(10,976)	(3,313)
Bad debt expense	(5,834)	(3,927)	(15,899)	(7,613)	(4,127)
Income tax expense	4,138	3,403	11,881	11,408	3,991

Adjusted EBITDA	$30,167	$5,525	$62,044	$44,651	$24,483
The table above reconciles Adjusted EBITDA with what management believes is the most directly comparable GAAP measure of liquidity, net cash provided by (used in) operating activities. Adjusted EBITDA can also be calculated as net loss plus net interest expense, income taxes, depreciation and asset disposal and amortization adjusted for other expense (which was not indicative of our ongoing cash flows from operations) and non-cash compensation. We believe Adjusted EBITDA provides a meaningful measure of liquidity, providing additional information on our cash earnings from on-going operations, our ability to service our long-term debt and other fixed obligations and our ability to fund continued growth with internally generated funds. Adjusted EBITDA is also considered by many financial analysts to be a meaningful indication of an entity’s ability to meet its future financial obligations. Adjusted EBITDA should not be construed as an alternative to cash flows from operating activities as determined in accordance with GAAP.

	Three Months Ended		Nine Months Ended		Three Months Ended
	September 30,		September 30,		June 30,
Average Revenue Per User
(ARPU)	2006	2005	2006	2005	2006
	(Dollars in thousands, except ARPU)
	Consolidated
Service revenue	$171,106	$156,087	$491,003	$485,415	$164,430
Subscriber retention credits	68	2,363	513	3,708	189
Revenue not generated by wireless subscribers	(1,086)	(4,094)	(7,148)	(10,626)	(2,887)

Adjusted service revenue	$170,088	$154,356	$484,368	$478,497	$161,732

Average subscribers	1,039,137	942,328	1,014,961	953,960	1,019,279
ARPU	$54.56	$54.60	$53.03	$55.73	$52.89

			Puerto Rico and				Puerto Rico and
	Continental U.S.		U.S. Virgin Islands		Continental U.S.		U.S. Virgin Islands
ARPU	segment		segment		segment		segment
	Three Months Ended September 30,				Nine Months Ended September 30,
	2006	2005	2006	2005	2006	2005	2006	2005
	(Dollars in thousands, except ARPU)
Service revenue	$122,635	$111,745	$48,471	$44,342	$350,470	$350,167	$140,533	$135,248
Subscriber retention credits	59	1,668	9	695	387	2,799	126	909
Revenue not generated by wireless subscribers	(132)	—	(954)	(4,094)	(379)	—	(6,769)	(10,626)

Adjusted service revenue	122,562	113,413	47,526	40,943	350,478	352,966	133,890	125,531

Average subscribers	750,378	694,489	288,759	247,839	736,661	707,832	278,300	246,128
ARPU	$54.44	$54.43	$54.86	$55.07	$52.86	$55.41	$53.46	$56.67
We believe ARPU, which calculates the average service revenue billed to an individual subscriber, is a useful measure to evaluate our past billable service revenue and assist in forecasting our future billable service revenue. ARPU is exclusive of service revenue credits made to retain existing subscribers and revenue not generated by wireless subscribers. Service revenue credits are discretionary reductions of the amount billed to a subscriber. We have no contractual obligation to issue these credits; therefore, ARPU reflects the amount subscribers have contractually agreed to pay us based on their specific usage pattern. Revenue not generated by wireless subscribers, which primarily consists of Universal Service Fund program revenue, is excluded from our calculation of ARPU, as this revenue does not reflect amounts billed to subscribers. ARPU is calculated by dividing service revenue, exclusive of service revenue credits made to existing subscribers and revenue not generated by wireless subscribers, by our average subscriber base for the respective period. For quarterly periods, average subscribers is calculated by adding subscribers at the beginning of the quarter to subscribers at the end of the quarter and dividing by two; for year to date periods, average subscribers is calculated by adding the average subscriber amount calculated for the quarterly periods during the period and dividing by the number of quarters in the period.

	Three Months Ended		Nine Months Ended		Three Months
CCPU and CPGA	September 30,		September 30,		Ended June 30,
	2006	2005	2006	2005	2006
	(Dollars in thousands, except CCPU and CPGA)
	Consolidated
Cost of service	$66,691	$70,082	$201,356	$196,886	$66,717
General and administrative expense	48,685	58,335	150,393	162,869	50,277
Less: non-cash compensation included in cost of service and general and administrative expense	(543)	(1,107)	(3,195)	(6,965)	(720)
Plus: termination benefits allocated to cost of service and general and administrative expense	380	—	1,832	—	610
Total cost of equipment — transactions with existing subscribers	20,658	22,172	57,252	60,107	17,114

CCPU operating expenses	135,871	149,482	407,638	412,897	133,998

Selling expense (1)	35,734	36,743	106,038	105,356	33,108
Less: non-cash compensation included in selling expense	(63)	(301)	(432)	(844)	(105)
Plus: termination benefits allocated to selling expense (1)	—	—	104	—	48
Total cost of equipment — transactions with new subscribers (1)	17,345	23,038	52,242	69,260	15,156

CPGA operating expenses	53,016	59,480	157,952	173,772	48,207

Non-cash compensation	606	1,408	3,627	7,809	825
Depreciation and asset disposal	21,459	70,072	209,415	178,370	84,518

Amortization	9,202	14,288	31,395	46,860	10,689

Total operating expenses	220,154	294,730	810,027	819,708	278,237

CCPU operating expenses (from above)	135,871	149,482	407,638	412,897	133,998
Equipment revenue — transactions with existing subscribers	(13,647)	(6,347)	(38,466)	(16,430)	(12,171)

CCPU costs, net	$122,224	$143,135	$369,172	$396,467	$121,827

Average subscribers	1,039,137	942,328	1,014,961	953,960	1,019,279
CCPU	$39.21	$50.63	$40.41	$46.18	$39.84

CPGA operating expenses (from above)	53,016	59,480	157,952	173,772	48,207
Equipment revenue — transactions with new subscribers	(10,798)	(17,766)	(33,677)	(48,379)	(10,568)

CPGA costs, net	$42,218	$41,714	$124,275	$125,393	$37,639

Gross subscriber additions	105,564	92,068	314,010	280,370	92,131
CPGA	$400	$453	$396	$447	$409

			Puerto Rico and U.S.
	Continental U.S. segment		Virgin Islands segment
		Three Months Ended September 30,
CCPU and CPGA	2006	2005	2006	2005
	(Dollars in thousands, except CCPU and CPGA)
Cost of service	$55,337	$59,038	$11,354	$11,044
General and administrative expense	36,958	39,798	11,727	18,537
Less: non-cash compensation included in cost of service and general and administrative expense	(537)	(1,103)	(6)	(4)
Plus: termination benefits allocated to cost of service and general and administrative expense	380	—	—	—
Total cost of equipment — transactions with existing subscribers	15,867	13,980	4,791	8,192

CCPU operating expenses	108,005	111,713	27,866	37,769

Selling expense (1)	25,501	27,565	10,233	9,178
Less: non-cash compensation included in selling expense	(34)	(284)	(29)	(17)
Plus: termination benefits allocated to selling expense (1)	—	—	—	—
Total cost of equipment — transactions with new subscribers (1)	9,918	16,790	7,427	6,248

CPGA operating expenses	35,385	44,071	17,631	15,409

Non-cash compensation	571	1,387	35	21
Depreciation and asset disposal	19,314	61,251	2,145	8,821
Amortization	3,846	6,470	5,356	7,818

Total operating expenses	167,121	224,892	53,033	69,838

CCPU operating expenses (from above)	108,005	111,713	27,866	37,769
Equipment revenue — transactions with existing subscribers	(11,125)	(5,725)	(2,522)	(622)

CCPU costs, net	$96,880	$105,988	$25,344	$37,147

Average subscribers	750,378	694,489	288,759	247,839
CCPU	$43.04	$50.87	$29.26	$49.96

CPGA operating expenses (from above)	35,385	44,071	17,631	15,409
Equipment revenue — transactions with new subscribers	(6,887)	(13,760)	(3,911)	(4,006)

CPGA costs, net	$28,498	$30,311	$13,720	$11,403
Gross subscriber additions	64,958	66,484	40,606	25,584
CPGA	$439	$456	$338	$446

			Puerto Rico and U.S.
	Continental U.S. segment		Virgin Islands segment
	Nine Months Ended September 30,
CCPU and CPGA	2006	2005	2006	2005
	(Dollars in thousands, except CCPU and CPGA)
Cost of service	$168,146	$167,663	$33,210	$29,223
General and administrative expense	108,789	113,649	41,604	49,220
Less: non-cash compensation included in cost of service and general and administrative expense	(3,179)	(6,958)	(16)	(7)
Plus: termination benefits allocated to cost of service and general and administrative expense	1,832	—	—	—
Total cost of equipment — transactions with existing subscribers	44,627	40,848	12,625	19,259

CCPU operating expenses	320,215	315,202	87,423	97,695

Selling expense (1)	77,489	79,376	28,549	25,980
Less: non-cash compensation included in selling expense	(367)	(816)	(65)	(28)
Plus: termination benefits allocated to selling expense (1)	104	—	—	—
Total cost of equipment — transactions with new subscribers (1)	31,961	51,473	20,281	17,787

CPGA operating expenses	109,187	130,033	48,765	43,739

Non-cash compensation	3,546	7,774	81	35
Depreciation and asset disposal	185,066	156,001	24,349	22,369
Amortization	13,689	20,972	17,706	25,888

Total operating expenses	631,703	629,982	178,324	189,726

CCPU operating expenses (from above)	320,215	315,202	87,423	97,695
Equipment revenue — transactions with existing subscribers	(32,337)	(14,497)	(6,129)	(1,933)

CCPU costs, net	$287,878	$300,705	$81,294	$95,762

Average subscribers	736,661	707,832	278,300	246,128
CCPU	$43.42	$47.20	$32.46	$43.23

CPGA operating expenses (from above)	109,187	130,033	48,765	43,739
Equipment revenue — transactions with new subscribers	(22,587)	(37,829)	(11,090)	(10,550)

CPGA costs, net	$86,600	$92,204	$37,675	$33,189

Gross subscriber additions	203,111	201,821	110,899	78,549
CPGA	$426	$457	$340	$423
We believe Cash Costs per User (CCPU), which calculates the cash cost to operate our business on a per subscriber basis, is a useful measure to compare our subscriber costs to that of other wireless communications providers. Our management utilizes CCPU as an integral part of internal reporting and believes CCPU is also useful to investors to evaluate our ability to control cash costs associated with providing services to customers and managing our core business operations in a cost-effective manner. In addition to our subscriber costs, CCPU includes the costs of other carriers’ subscribers roaming on our network. CCPU is calculated as the total of GAAP operating expenses reported on our consolidated statements of operations, less equipment revenue related to transactions with existing subscribers, depreciation and asset disposal, amortization, non-cash compensation and operating costs incurred to acquire new subscribers (as described below and denoted by (1) in the above table), divided by our average subscribers for the period. We exclude non-cash compensation from CCPU, as this is not a cash expenditure. We exclude depreciation, asset disposal and amortization from CCPU in order to eliminate the impact of capital investments on our assessment of our ability to serve customers in a cost-effective manner. We believe the impact of our capital investments is better evaluated through its effect on cash flow. CCPU should be considered in addition to, but not as a substitute for, information contained in our statement of operations, which was prepared in accordance with accounting principles generally accepted in the United States.
We believe Cost per Gross Addition (CPGA) is a useful measure that quantifies the costs to acquire a new subscriber. This measure also provides a gauge to compare our average acquisition costs per new subscriber to that of other wireless communication providers. CPGA is calculated by dividing the sum of equipment margin for handsets sold to new subscribers (equipment revenue less cost of equipment, which costs have historically exceeded the related revenue) plus selling expenses (exclusive of non-cash compensation) related to adding new subscribers and termination benefits and related expenses allocated to selling expense by total gross subscriber additions during the relevant period. Retail customer service expenses are excluded from CPGA, as these costs are incurred specifically for existing subscribers.

SCHEDULE 2
SELECTED OPERATING METRICS BY GEOGRAPHIC LOCATION
Consolidated operations
The table below summarizes the consolidated key metrics of our operations as of and for the three months ended September 30, 2006 and 2005.

	As of and for the three months ended September 30,
	2006	2005	Change	Change %
Gross additions	105,564	92,068	13,496	14.7%
Net additions	15,387	(16,417)	31,804	n/a
Subscribers (end of period)	1,046,830	919,550	127,280	13.8%
Monthly subscriber churn	2.9%	3.8%	0.9%	23.7%
Average revenue per user	$54.56	$54.60	($0.04)	(0.1%)
Cost per gross addition	$400	$453	$53	11.7%
Continental U.S. segment operations
The table below summarizes the continental U.S. segment key metrics of our operations as of and for the three months ended September 30, 2006 and 2005.

	As of and for the three months ended September 30,
	2006	2005	Change	Change %
Gross additions	64,958	66,484	(1,526)	(2.3%)
Net additions	91	(14,427)	14,518	n/a
Subscribers (end of period)	750,423	672,953	77,470	11.5%
Monthly subscriber churn	2.9%	3.9%	1.0%	25.6%
Average revenue per user	$54.44	$54.43	$0.01	—
Cost per gross addition	$439	$456	$17	3.7%
Puerto Rico and U.S. Virgin Islands segment operations
The table below summarizes the Puerto Rico and U.S. Virgin Islands segment key metrics of our operations as of and for the three months ended September 30, 2006 and 2005.

	As of and for the three months ended September 30,
	2006	2005	Change	Change %
Gross additions	40,606	25,584	15,022	58.7%
Net additions	15,296	(1,990)	17,286	n/a
Subscribers (end of period)	296,407	246,597	49,810	20.2%
Monthly subscriber churn	2.9%	3.7%	0.8%	21.6%
Average revenue per user	$54.86	$55.07	($0.21)	(0.4%)
Cost per gross addition	$338	$446	$108	24.2%